SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2007
GRUBB & ELLIS REALTY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32753	20-3426353

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective December 13, 2007, Mark E. Rose, in connection with the recent merger of Grubb & Ellis Company and NNN Realty Advisors, Inc., was replaced in his capacity as Chief Executive Officer of Grubb & Ellis Realty Advisors, Inc. (the “Company”). C. Michael Kojaian, the Chairman of the Board of the Company, has become the Chief Executive Officer of the Company and also retains his title as Chairman of the Board of the Company. Mr. Rose remains a Director of the Company. Additionally, on December 13, 2007, Robert Z. Slaughter, Corporate Secretary, resigned his position at the Company. Each of the replacement of Mr. Rose as Chief Executive Officer and Mr. Slaughter’s resignation was not due to any disagreements with the Company.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
          Effective as of December 14, 2007, the Company also amended its by-laws to (i) comply with the regulations of the American Stock Exchange which require that before January 1, 2008, the Company’s by-laws expressly provide for uncertificated shares of stock to be evidenced by a book-entry system, by stock certificates, or by a combination of both, (ii) incorporate a procedure for management of lost, stolen, destroyed or mutilated stock certificates; and (iii) incorporate a procedure for fixing a date of determination of stockholders of record.
          The Company has filed a preliminary proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and investors may obtain free copies of the proxy statement/prospectus (when available) and other documents filed by the Company through the website maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders and investors may obtain free copies of the proxy statement/prospectus (when available) and other documents filed by the Company from the Company by contacting the Company’s Investor Relations Department at 500 West Monroe Street, Suite 2800, Chicago, IL 60661 or calling 312.698.6700.
          The information in the preliminary proxy statement/prospectus is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed business combination or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement/prospectus, the Company’s stockholders and investors are urged to read the proxy statement/prospectus and other documents filed by the Company when they become available.
     The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed business combination and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement/prospectus. Information regarding the names, affiliations and interests of such individuals is set forth in the Company’s preliminary proxy statement/prospectus which was last filed with the SEC on December 3, 2007 as such information may be supplemented by the Company’s definitive proxy statement/prospectus when it is filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
          The following is filed as an Exhibit to this Current Report on Form 8-K:
3.1	Amendment No. 1 to the Amended and Restated By-laws of Grubb & Ellis Realty Advisors, Inc.

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS REALTY ADVISORS, INC.
By:	/s/ Richard Pehlke
Richard Pehlke
Chief Financial Officer

Dated: December 19, 2007